Exhibit 10.16

Body text (2);Body text;Heading #4;AMENDMENT NO. 4 TO COLLABORATION AGREEMENT

This Amendment No. 4 (this “Amendment”) is entered into this 29th day of October, 2013 (“Amendment Effective Date”), by and among MEDIYATION, INC., a Delaware corporation having its principal place of business at 525 Market Street, 36th Floor, San Francisco, California 94105, United States, its wholly owned subsidiary MEDIVATION PROSTATE THERAPEUTICS, INC., a Delaware corporation having its principal place of business at the same location (such entities, collectively, “Medivation”), ASTELLAS PHARMA INC., a Japanese corporation having its principal place of business at 5-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“API”) and its indirect wholly owned subsidiary Astellas US LLC, a Delaware limited liability company having its principal place of business at 1 Astellas Way, Northfield, Illinois 60062, United States (“AUS”; collectively with API, “Astellas”) and amends the Collaboration Agreement effective as of October 26, 2009 as previously amended (the “Collaboration Agreement”). Medivation and Astellas are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Unless otherwise expressly provided in this Amendment, all definitions in the Collaboration Agreement shall be also applicable to this Amendment,

RECITALS

WHEREAS, under the Collaboration Agreement the JDC, JMAC, JCC, and JMC, as applicable, on an annual basis are required to prepare amendments to the then-current versions of each of applicable joint plan, and the Parties now wish to amend the Collaboration Agreement with respect to the required timing of such amendments and the applicable periods associated therewith;

NOW, THEREFORE, in consideration for the foregoing premises and the mutual promises and covenants and conditions in this Amendment, the Parties hereby agree to amend the Collaboration Agreement as follows:

1. Amendment to Deadline Dates for Amendments to Plans. Under the Collaboration Agreement (Section 3.2(c) with respect to the Joint Development Plan, Section 5.2 with respect to the Joint Medical Affairs Plan, Section 6.2(b) with respect to the Joint Commercialization Plan, and Section 7.2(c) with respect to the Joint Manufacturing Plan), the JDC, JMAC, JCC, and JMC, as applicable, on an annual basis (no later than October 31st of the preceding calendar year) or more often as the Parties deem appropriate, are required to prepare amendments to the then-current version of each of such plan. The Parties hereby agree to amend each of Section 3.2(c) thereof with respect to the Joint Development Plan, Section 5.2 thereof with respect to the Joint Medical Affairs Plan, Section 6.2(b) thereof with respect to the Joint Commercialization

Plan, and Section 7.2(c) thereof with respect to the Joint Manufacturing Plan to provide that such amendments to such plans cover a period of five (5) consecutive calendar quarters commencing as of January 1st of each calendar year (recognizing that each such plan shall have its first quarter overlap with the last quarter of the prior plan and its last quarter overlap with the first quarter of the succeeding plan) and be approved by each such committee, as applicable, as well as the Joint Steering Committee, no later than February 1st of the first calendar quarter to which they pertain. Once approved, a succeeding plan will be effective for the first (1st) and successive quarters of the 5-quarter period, and the first (1st) quarter thereof will supersede the fifth (5th) quarter of the prior plan. References to “calendar year” and “year” in such Sections shall be deemed to be references to each of the afore-mentioned 5-calendar quarter periods, as applicable.

1. Miscellaneous.

1.1 Except as specifically amended herein, the Collaboration Agreement remains in full force and effect. Wherever the terms of this Amendment and the Collaboration Agreement conflict, the terms of this Amendment shall govern and control.

1.2 This Amendment may be executed in counterparts, which together shall constitute one and the same instrument.

In Witness Whereof, the Parties have executed this Amendment by their duly authorized officers as of the Amendment Effective Dat

Body text;Heading #4;such committee, as applicable, as well as the Joint Steering Committee, no later than February 1st of the first calendar quarter to which they pertain. Once approved, a succeeding plan will be effective for the first (1st) and successive quarters of the 5-quarter period, and the first (1st) quarter thereof will supersede the fifth (5th) quarter of the prior plan. References to “calendar year” and “year” in such Sections shall be deemed to be references to each of the afore-mentioned 5-calendar quarter periods, as applicable.

1. Miscellaneous.

1.1 Except as specifically amended herein, the Collaboration Agreement remains in full force and effect. Wherever the terms of this Amendment and the Collaboration Agreement conflict, the terms of this Amendment shall govern and control.

1.2 This Amendment may be executed in counterparts, which together shall constitute one and the same instrument.

In Witness Whereof, the Parties have executed this Amendment by their duly authorized officers as of the Amendment Effective Date

Medivation, Inc.

By: /s/ C. Patrick Machado

Name: C. Patrick Machado

Title: CBO & CFO

Astellas Pharma Inc.

By: /s/ Chihiro Yokota

Name: Chihiro Yokota

Title: Corporate VP, Licensing & Alliances

Medivation Prostate Therapeutics, Inc.

By: /s/ C. Patrick Machado

Name: C. Patrick Machado

Title: C CBO & CFO

Astellas US LLC

By: /s/ Masao Yoshida

Name: Masao Yoshida

Title: President and CEO